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                                                                                                     EXHIBIT 11
                                                                                                     ----------

                        SOUTHDOWN, INC. AND SUBSIDIARIES

                 STATEMENT OF COMPUTATION OF PER SHARE EARNINGS
               (IN MILLIONS, EXCEPT PER SHARE AMOUNTS - UNAUDITED)
               ---------------------------------------------------
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                                                                                            QUARTER ENDED
                                                                                              MARCH 31,
                                                                              --------------------------------------
                                                                                    1996                   1995
                                                                              ---------------        ---------------

Earnings (loss) for primary earnings per share:
  Earnings before extraordinary charge and
    preferred stock dividends                                                 $            4.8       $            2.5
  Preferred stock dividends                                                               (2.4)                  (2.4)
                                                                              ---------------        ---------------
  Earnings before extraordinary charge                                                     2.4                    0.1
  Extraordinary charge, net of income taxes                                              (11.4)                   -
                                                                              ---------------        ---------------
Net earnings (loss) for primary earnings per share                            $           (9.0)      $            0.1
                                                                              ===============        ===============

Earnings (loss) for fully diluted earnings per share:
  Earnings before extraordinary charge and
    preferred stock dividends                                                 $            4.8       $            2.5
  Antidilutive preferred stock dividends                                                  (2.4)                  (2.4)
                                                                              ---------------        ---------------
  Earnings before extraordinary charge                                                     2.4                    0.1
  Extraordinary charge, net of income taxes                                              (11.4)                   -
                                                                              ---------------        ---------------
Net earnings (loss) for fully diluted earnings per share                      $           (9.0)      $            0.1
                                                                              ===============        ===============

Average shares outstanding:
  Common stock and primary earnings per share                                             17.3                   17.3

  Other potentially dilutive securities:
     -  additional common stock equivalent from assumed
        conversion of stock options and warrants at ending
        market price                                                                       0.1                    0.1
     - assumed conversion of Series A convertible
        preferred stock at one-half share of common stock                                  1.0                    1.0
     - assumed conversion of Series B convertible
        preferred stock at 2.5 shares of common stock                                      2.3                    2.3
     - assumed conversion of the Series D convertible
        preferred stock at 1.51 shares of common stock                                     2.6                    2.6
                                                                              ---------------        ---------------
  Total for fully diluted earnings per share                                              23.3                   23.3

  Less:  Antidilutive securities
           Stock options and warrants                                                     (0.1)                   -
           Series A preferred stock                                                       (1.0)                  (1.0)
           Series B preferred stock                                                       (2.3)                  (2.3)
           Series D preferred stock                                                       (2.6)                  (2.6)
                                                                              ---------------        ---------------
                                                                                          17.3                   17.4
                                                                              ===============        ===============
Earnings (loss) per share:
Primary
    Earnings before extraordinary charge                                      $            0.14      $            0.01
    Extraordinary charge, net of income taxes                                             (0.66)                  -
                                                                              ---------------        ---------------
                                                                              $           (0.52)     $            0.01
                                                                              ===============        ===============
Fully diluted
    Earnings before extraordinary charge                                      $            0.14      $            0.01
    Extraordinary charge, net of income taxes                                             (0.66)                  -
                                                                              ---------------        ---------------
                                                                              $           (0.52)     $            0.01
                                                                              ===============        ===============

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